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                                 EXHIBIT 99.2

                        FORM OF STOCK OPTION AGREEMENT
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                            SmartRay Network, Inc.

                       Incentive Stock Option Agreement
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                                                                   [DATE] , 2000

Employee/Optionee:      [NAME]

Number of shares of
Common Stock subject
to this Agreement:      {OPTION NUMBER]

     Pursuant to the SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of SmartRay Network, Inc. (the "Company") has granted to you effective as of the date set forth in Section 1 below an option (the "Option") to purchase the number of shares of the Company's Common Stock, $0.001 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 13 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

     1.  Date of Grant. The Option is granted to you as of [DATE] (the "Grant
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Date").

     2.  Termination of Option. Your right to exercise the Option (and to
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purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) [DATE], 2010 or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or parent thereof.

     3.  Option Price. The purchase price to be paid upon the exercise of the
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Option is $[STRIKE PRICE] per share, the fair market value of a share of Common
Stock (as determined by the Board of Directors of the Company) on the date of grant of the Option (subject to adjustment as provided in Section 13 hereof).

     4.  Vesting Provisions. You will not be entitled to exercise the Option
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(and purchase any Option Shares) prior to the first anniversary of the Grant
Date. On the first anniversary of the Grant Date, provided that you shall continue to be employed on a full-time basis by the Company or any subsidiary or parent thereof, you shall become entitled to exercise the Option with respect to one-third (1/3) of the total number of Option Shares, until the Option expires and terminates pursuant to Section 2 hereof. At the end of each quarterly period following the first anniversary of the Grant Date (i.e., if the Grant Date is August 15, then on November 15, February 15 or May 15, as the case may be), provided that you shall continue to be employed on
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a full-time basis by the Company or any subsidiary of parent thereof at the end of such quarterly period, you shall become entitled to exercise the option with respect to three thirty-sixths (3/36) of the total number of Option Shares.

     5.  Additional Provisions Relating to Exercise. (a) Once you become
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entitled to exercise the Option (and purchase Option Shares) as provided in
Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

         (b)  The Board of Directors of the Company, in its sole discretion, may
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at any time accelerate the time set forth in Section 4 at which the Option may be exercised by you with respect to any Option Shares.

     6.  Exercise of Option. To exercise the Option, you must deliver a
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completed copy of the attached Option Exercise Form to the address indicated on the form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made (i) in cash or by certified or official bank check or (ii) by tendering such other consideration as may be acceptable to the Board of Directors of the Company.

     7.  Transferability of Option. The Option may not be transferred by you
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(other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

     8.  Termination of Employment. (a) In the event that (i) the Company or any
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subsidiary or parent thereof terminates your employment by such entity "for cause" or (ii) you terminate your employment by such entity for any reason whatsoever (other than as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code)), then the Option may only be exercised within one month after such termination, and only to the same extent that you were entitled to exercise the Option on the date your employment was so terminated and had not previously done so.

         (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof as a result of the termination of your employment by the Company or any subsidiary or parent thereof at any time other than "for cause" or as a result of your death or "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

         (c) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code), the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

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         (d)  In the event that you die while employed by the Company or any subsidiary or parent thereof (or (i) within a period of one month after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(a) above, (ii) within a period of three months after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(b) above or (iii) within a period of one year after ceasing to be employed by the Company for any reason described in Section 8(c) hereof), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executors or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

         (e) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after the tenth anniversary of the Grant Date.

     9.  [Intentionally Omitted].
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    10.  Right of First Refusal on Dispositions. (a) If at any time prior to the
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consummation of an underwritten public offering of the Company's Common Stock you desire to sell for cash any or all of the Option Shares pursuant to a bona fide offer from a third party other than the Company (the "Proposed
Transferee"), you shall submit a written offer (the "Offer") to sell such Option Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable than those on which you propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

         (b) If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate to you in writing its election to purchase, which communication shall state the number of Offered Shares the Company desires to purchase and shall be delivered in person or mailed to you within ten days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Offered Shares. The closing for the purchase by the Company of such Offered Shares pursuant to the provisions of this Section 10 shall take place at the offices of the Company on the date specified in the Company's written notice to you which date shall be a business day not later than 60 days after the date the Offer is received by the Company. At such closing, you will deliver to the Company a certificate or certificates evidencing the Offered Shares (or any portion thereof) to be purchased by it, duly conversion Smartray SOA.doc endorsed for transfer to the Company, against payment to you of the purchase price therefor by the Company.

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         (c)  If the Company does not purchase all of the Offered Shares, the
Offered Shares not so purchased may be sold by you at any time within six (6) months after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such six-month period shall continue to be subject to the requirements of this Section 10. If Offered Shares are sold pursuant to this Section 10, the Offered Shares so sold shall no longer be subject to this Agreement.

     11. Representations. (a) You represent and warrant to the Company that,
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upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legends:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN OPTION AGREEMENT DATED AS OF SEPTEMBER 30, 1999, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

         (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposition" 4 conversion Smartray SOA.doc of any Option Shares acquired upon exercise of the Option granted thereunder. To the extent that the Company is required to withhold any such taxes as a result of any such "disqualifying disposition", you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so

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withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors of the Company in its sole discretion.

     12.  Notice of Sale. You agree to give the Company prompt notice of any
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sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the Option.

     13.  Adjustments; Reorganization, Reclassification, Consolidation, Merger
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or Sale.
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          (a)  In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan, subject in all cases to the limitations of Section 424 of the Code.

          (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

     14.  Continuation of Employment. Neither the Plan nor the Option shall
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confer upon you any right to continue in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate your conversion Smartray SOA.doc employment or other relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

     15.  Plan Documents. This Agreement is qualified in its entirety by
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reference to the provisions of the Plan applicable to "incentive stock options"
as defined in Section 422(b) of the Code, which are hereby incorporated herein by reference.

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     16.  Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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          Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                             SMARTRAY NETWORK, INC.



                                             By_________________________________
                                                   Andrew Playford
                                                   Chief Financial Officer

Accepted and Agreed:

Name of Employee:_____________________

Signature:____________________________

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SmartRay Network, Inc. and Its Subsidiaries
Stock Option and Restricted Stock Purchase Plan
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OPTION EXERCISE FORM

     I, _____________________, a Participant under the SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), do hereby exercise the right to purchase _______ shares of Common Stock,$.001 par value, of SmartRay Network, Inc., pursuant to the Option granted to me on ______, 1999, under the Plan. Enclosed herewith is $_______________, an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.


Date:_________________________              _______________________________
                                                  Signature

            Send a completed copy of this Option Exercise form to:

                  SmartRay Network, Inc.
                  26 West 23/rd/ Street
                  3rd Floor
                  New York, New York 10010

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